CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 811-21764 of Wintergreen Fund, Inc. (the "Fund") on Form N-1A of our report dated September 23, 2005 appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 23, 2005